UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 17, 2023

Definitive Healthcare Corp.

(Exact name of Registrant as Specified in Its Charter)

Commission File Number 1-40815

Delaware		86-3988281
(State of Incorporation)		(IRS Employer Identification No.)
492 Old Connecticut Path, Suite 401
Framingham, Massachusetts 01701
(Address of Principal Executive Offices)

508 720-4224
Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.001 par value	DH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2023, the Compensation Committee of the Board of Directors of Definitive Healthcare Corp. (the “Company”) adopted a Severance Plan for Executives (the “Severance Plan”) pursuant to which certain employees, including the Company’s current named executive officers, are eligible to participate. Pursuant to the Severance Plan, if an Eligible Employee’s (as defined in the Severance Plan) employment terminates without Cause (as defined in the Severance Plan) and other than as a result of death or Disability (as defined in the Severance Plan), then, subject to execution of a general release of claims and certain other conditions set forth in the Severance Plan, such Eligible Employee is entitled to (i) continuation of regular payments of base salary for a period of (a) nine months, in the case of an Eligible Employee who has been continuously employed by the Company or a subsidiary for two years or more (a “Tenured Employee”), or (b) six months, in the case of an Eligible Employee who has been continuously employed by the Company or a subsidiary for less than two years (a “Non-Tenured Employee”); (ii) payment of their current year annual bonus at “target” performance levels on a pro-rated basis, but only if their Separation Date (as defined in the Severance Plan) occurs on or after July 1 of a calendar year; (iii) accelerated vesting of any equity awards held by them as of the Separation Date and which vest solely based on continued service with the Company, to the extent such awards would have vested had they remained employed by the Company through (a) the nine-month period following their Separation Date, in the case of a Tenured Employee, or (b) the six-month period following their Separation Date, in the case of a Non-Tenured Employee; and (iv) if applicable, payment for up to (a) nine months of COBRA coverage, in the case of a Tenured Employee, or (b) six months of COBRA coverage, in the case of a Non-Tenured Employee.

An Eligible Employee will not be eligible for the severance compensation and benefits provided pursuant to the Severance Plan if they are entitled to any severance compensation and benefits under any other plan, policy, or other arrangement with the Company or under applicable law, but only to the extent that such other severance compensation and benefits are more favorable to the Eligible Employee than those provided under the Severance Plan, as determined on a per-benefit basis.

A copy of the Severance Plan is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Definitive Healthcare Corp. Severance Plan for Executives
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEFINITIVE HEALTHCARE CORP.

By:	/s/ Richard Booth
Name:	Richard Booth
Title:	Chief Financial Officer

Date: November 21, 2023